Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Investor/Media Contact:
Paul Surdez - 336-436-5076
Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

Covance to Open Second Current Good Manufacturing Practice (cGMP) Pharmacy in U.S.

Covance is the only CRO to offer cGMP manufacturing in a U.S.
Phase I Clinical Research Unit

Burlington, NC, September 21, 2015 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today that Covance Drug Development will open a cGMP-compliant pharmacy at its clinical research unit in Madison, Wisconsin, allowing for on-site production of high-quality, customized pharmaceutical products for clinical trials. Covance, which opened its first cGMP pharmacy at its Dallas, Texas facility earlier this year, is the only CRO to implement cGMP standards for Phase I manufacturing of investigational drug products in a U.S. Phase I clinical research unit. The Madison cGMP pharmacy will be available for client audits beginning in October.

Small-scale cGMP manufacturing meets the highest regulatory and safety standards and lowers the cost to manufacture pharmaceutical products for clinical trials.  Covance’s innovative facilities offer certified clean rooms that support a full range of sterile manufacturing, including aseptically prepared sterile parenteral investigative drugs and radiolabelled doses, as well as non-sterile investigational drug products.

“With dedicated pharmacists, production teams, and direct cGMP Quality Assurance oversight, Covance provides industry-leading quality and cost-effective manufacturing services with greater flexibility to help clients meet their Phase I clinical trial needs,” said Dr. Herman Scholtz, Vice President & General Manager, Early Clinical Services. “These new drug development solutions demonstrate our commitment to providing innovative and differentiated solutions to streamline and enhance clinical trials, bringing innovative medicines to patients faster, and helping change the way care is provided.”

Covance is reshaping clinical trials to transform the industry and improve lives. To learn more about clinical research solutions and Phase I testing at Covance, please visit our website at www.covance.com.

About LabCorp®
Laboratory Corporation of America® Holdings, an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory services through LabCorp Diagnostics, and end-to-end drug development support through Covance Drug Development. LabCorp is a pioneer in commercializing new diagnostic technologies and is improving people’s health by delivering the combination of world-class diagnostics, drug development and knowledge services. With combined revenue pro forma for the acquisition of Covance in excess of $8.5 billion in 2014 and more than 48,000 employees in over 60 countries, LabCorp offers innovative solutions to healthcare stakeholders. LabCorp clients include physicians, patients and consumers, biopharmaceutical companies, government agencies, managed care organizations, hospitals, and clinical labs. To learn more about Covance Drug Development, visit www.covance.com. To learn more about LabCorp and LabCorp Diagnostics, visit www.labcorp.com.

This press release contains forward-looking statements including with respect to estimated 2015 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2014, and the Company’s Form 10-Q for the quarter ended June 30, 2015, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.